UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

[AGL Resources logo]

FOR IMMEDIATE RELEASE

Financial Contact:

Steve Cave

Director, Investor Relations

(404) 584-3801

Media Contact:

Nick Gold

Director, Community Affairs

(404) 584-3457

AGL Networks Names Rick Fehl Chief Operating Officer

HOUSTON – August 28, 2003 – AGL Networks, LLC, a wholly owned subsidiary of AGL Resources Inc. (NYSE: ATG), today announced that Rick Fehl   has been appointed chief operating officer for AGL Networks.  Based in Houston, Fehl will oversee all business functions of AGL Networks, including day-to-day operations of the company’s Atlanta and Phoenix dark-fiber networks.

“Rick’s appointment as chief operating officer of AGL Networks is the next logical step for the company’s ongoing development,” Paula Rosput, chairman, president and chief executive officer of AGL Resources.  “Over the past year, we’ve focused our efforts on finding the right balance between serving our customers’ needs and growing the business.  We are now in the best position possible to serve our 15-plus customers, and still focus on selling remaining capacity on our networks.”

Fehl succeeds Eric Martinez, former chief operating officer of AGL Networks, who has assumed a new position within AGL Resources as senior vice president of the company’s new business development unit, Pivotal Energy Development.

Fehl joined AGL Networks in March 2003 as senior vice president, engineering, operations and construction. He was responsible for overseeing the development and implementation of the company's overall fiber network, including engineering, construction, maintenance, emergency restoration, damage control, and network planning. The network includes 180 miles in Atlanta and 60 miles in Phoenix, AZ.

Fehl received a bachelor of science degree in electrical engineering from Villanova University, and a master’s degree in business administration from the University of Pittsburgh. Fehl has more than 30 years of experience in the telecommunications industry with companies such as Bell Labs, USWEST and QWEST.

About AGL Networks

AGL Networks, LLC, a wholly owned subsidiary of AGL Resources Inc. (NYSE: ATG), provides last-mile fiber optic solutions to telecommunications service providers and business customers in Atlanta, GA and Phoenix, AZ. The company’s primary focus is designing, constructing and managing fiber optic networks. AGL Networks offers dark-fiber leasing, construction services and customer network builds. For more information, visit www.aglnetworks.com.

About AGL Resources

AGL Resources Inc. is an Atlanta-based energy services holding company.  Its utility subsidiaries – Atlanta Gas Light Company, Virginia Natural Gas and Chattanooga Gas Company – serve more than 1.8 million customers in three states.  Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including the wholesale marketing and transportation of natural gas.  As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  AGL Networks, the company’s telecommunications subsidiary, owns and operates a fiber optic network in Atlanta and Phoenix.  For more information, visit www.aglresources.com.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 28, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer